UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2016 (September 20, 2016)

Freshpet, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36729 (Commission File Number)	20-1884894 (IRS Employer Identification No.)

400 Plaza Drive, 1st Floor

Secaucus, New Jersey 07094

(Address of Principal Executive Offices, including Zip Code)

(201) 520-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On September 20, 2016, Freshpet, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon were (1) the re-election of J. David Basto, Lawrence S. Coben, Walter N. George III, Craig D. Steeneck as Class II directors, with terms expiring at the 2019 annual meeting of stockholders (2) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016 and (3) the approval of the Amended and Restated 2014 Omnibus Incentive Plan. On September 20, 2016, a representative from Broadridge Financial Solutions, Inc., the independent inspector of elections for the Annual Meeting, delivered a certification of the final voting results for the Annual Meeting. The final results for each proposal presented at the Annual Meeting are set forth below:

1.	Election of Directors. Each of the four nominees was elected to serve as Class II directors, with terms expiring at the 2019 annual meeting of stockholders:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTE
J. David Basto	21,869,885	4,044,999	3,990,090
Lawrence S. Coben	21,426,748	4,488,136	3,990,090
Walter N. Geore III	21,689,998	4,224,886	3,990,090
Craig D. Steeneck	21,870,495	4,044,389	3,990,090

2.

Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016.

FOR	AGAINST	ABSTAIN
29,870,290	33,202	1,482

3.	Approval of the Amended and Reinstated 2014 Omnibus Incentive Plan. The stockholders approved the adoption of the Amended and Restated 2014 Omnibus Incentive plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
20,889,623	5,022,756	2,505	3,990,090

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2016	FRESHPET, INC.

/s/ Richard Kassar
Richard Kassar Chief Financial Officer